SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                February 11, 2004


                          FOX ENTERTAINMENT GROUP, INC.
________________________________________________________________________________
             (Exact name of registrant as specified in its charter)

          Delaware                      1-14595                  95-4066193
________________________________________________________________________________
 (State or other jurisdiction of  (Commission File Number)     (IRS Employer
         incorporation)                                      Identification No.)

                           1211 Avenue of the Americas
                            New York, New York 10036
________________________________________________________________________________
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (212) 852-7111

                                 Not applicable
________________________________________________________________________________
          (Former name or former address, if changed since last report)

Item 12:  Results of Operations and Financial Condition

On February 11, 2004, Fox Entertainment Group, Inc. ("FEG") released its financial results for the quarter ended December 31, 2003.

The text of the press release follows:

     FOX REPORTS SECOND QUARTER OPERATING INCOME OF $558 MILLION, A 12% INCREASE, ON REVENUE GROWTH OF 7%

     SECOND QUARTER OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION GROWS 10% TO $634 MILLION

   QUARTER HIGHLIGHTS

   -- Strong revenue growth across all major cable channels substantially drives up Cable Network Programming operating income before depreciation and amortization.

   -- Television Broadcast Network operating loss before depreciation and amortization improves by 14% reflecting strong advertising demand for the broadcast network's sports schedule.

   -- Market share growth of nearly a full percentage point at television stations more than offset by tough political advertising comparisons resulting in a 10% decline in operating income before depreciation and amortization.

   -- Filmed Entertainment operating income before depreciation and amortization in line with a year ago as robust home entertainment sales of film and television titles match prior-year success of "Ice Age."

   -- Completed acquisition of 34% interest in Hughes Electronics, including leading DTH provider DirecTV.

  NEW YORK--Feb. 11, 2004--The Fox Entertainment Group (NYSE:FOX) today reported second quarter consolidated revenues of $3.4 billion, a 7% increase over the $3.2 billion in prior year and operating income before depreciation and amortization(1) of $634 million, a 10% increase over the $577 million reported a year ago. The year-on-year growth was driven primarily by substantially increased contributions from Cable Network Programming and improvements at the Television Broadcast Network.
   Second quarter net income increased to $330 million ($0.36 per share) as compared to net income of $283 million ($0.32 per share) in the prior year primarily due to higher consolidated operating income before depreciation and amortization and lower interest expense.
   Commenting on the results, Chairman and Chief Executive Officer
Rupert Murdoch said:
   "This past quarter saw the Company achieve significant operational and strategic gains. Operationally, we recorded our eighth consecutive quarter of operating income before depreciation and amortization growth, led by 50% gains at our cable networks and strong performances from our filmed entertainment and television station segments despite difficult comparisons to prior year results. All of our key assets are performing well, including the television network, which after a difficult start to the broadcast season has once again reclaimed ratings momentum and is now strongly competitive in the key 18-49 demographic.
   "Strategically, we have continued to expand our distribution capabilities with the acquisition of our interest in DirecTV. We are looking forward to the unique opportunities this business provides us as we position ourselves for continued strong growth in the years to come."

Consolidated Operating Income (Loss)

                               3 Months Ended        6 Months Ended
                                 December 31,          December 31,
                               2003       2002       2003       2002
                             --------   --------   --------   --------
                                  $ Millions            $ Millions

Filmed Entertainment         $   260    $   260    $   593    $   365
Television Stations              276        305        497        514
Television Broadcast Network    (133)      (154)      (178)      (162)
Cable Network Programming        155         89        257        172
                             --------   --------   --------   --------
Consolidated operating
 income                      $   558    $   500    $ 1,169    $   889
                             ========   ========   ========   ========


Consolidated Operating Income (Loss) Before Depreciation and
 Amortization(1)

                               3 Months Ended        6 Months Ended
                                 December 31,          December 31,
                               2003       2002       2003       2002
                             --------   --------   --------   --------
                                  $ Millions            $ Millions

Filmed Entertainment         $   275    $   274    $   620    $   392
Television Stations              289        320        526        544
Television Broadcast Network    (128)      (149)      (169)      (152)
Cable Network Programming        198        132        341        260
                             --------   --------   --------   --------
Consolidated operating income
 before depreciation and
 amortization                $   634    $   577    $ 1,318    $ 1,044
                             ========   ========   ========   ========


   This quarter's results reflect a $7 million loss, included in other income, primarily relating to the sale of the Dodgers partially offset by a gain on the sale of the Company's 50% interest in Fox
Sports Chicago and Fox Sports Bay Area.

   FILMED ENTERTAINMENT

   The Filmed Entertainment segment reported second quarter operating income before depreciation and amortization of $275 million, in-line with the $274 million reported in the same period a year ago, which included the blockbuster worldwide home entertainment performances of "Ice Age" and "Star Wars Episode II: Attack of the Clones." Current-year results primarily reflected strong contributions from several film and television home entertainment releases as well as pay-TV and free-TV contributions from catalog titles.
   Very strong current-quarter film results were largely driven by the worldwide home entertainment performances of "X-2: X-Men United" and "28 Days Later" as well as various catalog titles. Additionally, the domestic home entertainment performances of "Bend it Like Beckham" and "League of Extraordinary Gentlemen" also contributed to the strong quarterly results. These contributions were partially offset by marketing costs for several new releases including "Master and
Commander: The Far Side of The World" which garnered ten Academy Award nominations, including Best Picture, the Farrelly Brothers comedy "Stuck on You" and "Cheaper by the Dozen," which has brought in more than $130 million domestically since its Christmas release.
   Twentieth Century Fox Television (TCFTV) contributions primarily reflected continued momentum in home entertainment sales, most notably from "The Simpsons," "Buffy the Vampire Slayer," "Family Guy" and "24," offset by lower network revenue from "The Practice." Several TCFTV shows garnered Golden Globe nominations during the quarter including "Bernie Mac," "Arrested Development," "Reba" and Best Drama winner "24."

   TELEVISION STATIONS

   At the Fox Television Stations (FTS), second quarter operating income before depreciation and amortization declined 10% from the prior year as market share growth of nearly a full percentage point was more than offset by an overall market-wide decline, primarily from non-recurring political advertising. FTS, excluding primetime, achieved ratings growth in the quarter across all key day-parts, particularly during the morning and early evening news programming periods.

   TELEVISION BROADCAST NETWORK

   At the FOX Broadcasting Company, second quarter operating loss before depreciation and amortization improved by $21 million compared to a year ago due principally to improved sports advertising, particularly from Major League Baseball with ratings up nearly 30% for the post-season. Additionally, higher pricing for the primetime entertainment schedule more than offset a 10% decline in ratings and increased promotional costs. Following the end of the quarter, the network premiered several shows that are winning their time slots among all key demographics, including "American Idol" and "My Big Fat Obnoxious Fiance."

   CABLE NETWORK PROGRAMMING

   Cable Network Programming reported second quarter operating income before depreciation and amortization of $198 million, an increase of $66 million or 50% over last year's results reflecting strong growth across all of the Company's primary cable television channels as well as the recovery of $15 million of Adelphia receivables which had been previously written off.
   The Fox News Channel (FNC) reported operating income growth of 39% compared to the second quarter a year ago fueled by double-digit revenue growth, primarily from increased ad sales, partially offset by higher costs associated with covering the war. During the quarter, FNC once again achieved the highest viewership among all cable news channels, expanding its lead to 42% in primetime and 57% on a 24-hour basis.
   Fox Cable Networks' (including the Regional Sports Networks
(RSNs), the FX Channel (FX) and SPEED Channel) operating profit improved 61% during the quarter driven by double-digit revenue growth at both the RSNs and FX. The revenue increase at the RSNs was largely due to higher affiliate rates, additional DTH subscribers and increased advertising sales versus a year ago. FX achieved revenue gains from increases in both advertising and affiliate revenues fueled by ratings gains, higher advertising pricing and a 4% expansion in the subscriber base over the past year.

   OTHER

   At the end of the quarter, the Company completed the acquisition of 34% of the outstanding common stock of Hughes Electronics from News Corporation in exchange for $4.5 billion in promissory notes and approximately 74.5 million shares, increasing News Corporation's ownership interest in the Company from 80.6% to approximately 82%.
   Also during the quarter, the Company announced it had reached an agreement in principle for the sale of the Los Angeles Dodgers. The sale has been approved by Major League Baseball and is expected to close shortly, subject to customary closing conditions.

   (1) Operating income before depreciation and amortization is defined as operating income (loss) plus depreciation and amortization and amortization of cable distribution investments. Depreciation and amortization expense includes the depreciation of property and equipment, as well as the amortization of finite-lived intangible assets. Amortization of cable distribution investments represents a reduction against revenues over the term of a carriage arrangement and as such it is excluded from operating income before depreciation and amortization. Fox Entertainment Group reconciles this non-GAAP measure to operating income in our supplemental data beginning on page 8 of this release.

   To receive a copy of this press release through the Internet, access Fox's corporate Web site located at http://www.fox.com.
   Audio from Fox's conference call with analysts on the second quarter results can be heard live on the Internet at 10:00 a.m. Eastern Standard Time today. To listen to the call, visit http://www.fox.com.

   Cautionary Statement Concerning Forward-Looking Statements

   This document contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from these expectations due to changes in global economic, business, competitive market and regulatory factors. More detailed information about these and other factors that could affect future results is contained in our filings with the Securities and Exchange Commission. The "forward-looking statements" included in this document are made only as of the date of this document and we do not have any obligation to publicly update any "forward-looking statements" to reflect subsequent events or circumstances, except as required by law.


                 CONSOLIDATED STATEMENTS OF OPERATIONS
              (in millions, except for per share amounts)

                               3 Months Ended        6 Months Ended
                                 December 31,          December 31,
                               2003       2002       2003       2002
                             --------   --------   --------   --------
                                 (Unaudited)           (Unaudited)

Revenues                     $ 3,380    $ 3,150    $ 6,138    $ 5,494

Expenses
   Operating                   2,489      2,296      4,275      3,882
   Selling, general and
    administrative               289        309        608        631
   Depreciation and
    amortization                  44         45         86         92
                             --------   --------   --------   --------

Operating income                 558        500      1,169        889

Other income (expense):
   Interest expense, net         (15)       (49)       (23)       (95)
   Equity earnings (losses)
    of affiliates                 (2)       (12)         5        (10)
   Minority interest in
    subsidiaries                  (1)        (7)        (3)       (16)
   Other, net                     (7)         -         19          -
                             --------   --------   --------   --------

Income before provision for
 income taxes                    533        432      1,167        768
Provision for income tax
 expense on stand-alone basis   (203)      (149)      (436)      (271)
                             --------   --------   --------   --------

   Net income                $   330    $   283    $   731    $   497
                             ========   ========   ========   ========

Basic and diluted earnings
 per share                   $  0.36    $  0.32    $  0.81    $  0.58
                             ========   ========   ========   ========

Basic and diluted weighted
 average number of common
 equivalent shares
 outstanding                     905        874        902        862
                             ========   ========   ========   ========


                          SEGMENT INFORMATION
                             (in millions)

                               3 Months Ended        6 Months Ended
                                 December 31,          December 31,
                               2003       2002       2003       2002
                             --------   --------   --------   --------
                                 (Unaudited)           (Unaudited)

Revenues
   Filmed Entertainment      $ 1,384    $ 1,338    $ 2,634    $ 2,221
   Television Stations           571        593      1,089      1,107
   Television Broadcast
    Network                      860        749      1,254      1,173
   Cable Network Programming     565        470      1,161        993
                             --------   --------   --------   --------
          Total Revenues     $ 3,380    $ 3,150    $ 6,138    $ 5,494
                             ========   ========   ========   ========

Operating Income (Loss)
 Before Depreciation and
 Amortization
   Filmed Entertainment      $   275    $   274    $   620    $   392
   Television Stations           289        320        526        544
   Television Broadcast
    Network                     (128)      (149)      (169)      (152)
   Cable Network Programming     198        132        341        260
                             --------   --------   --------   --------
          Total Operating
           Income Before
           Depreciation and
           Amortization      $   634    $   577    $ 1,318    $ 1,044
                             ========   ========   ========   ========

Operating Income (Loss)
   Filmed Entertainment      $   260    $   260    $   593    $   365
   Television Stations           276        305        497        514
   Television Broadcast
    Network                     (133)      (154)      (178)      (162)
   Cable Network Programming     155         89        257        172
                             --------   --------   --------   --------
          Total Operating
           Income            $   558    $   500    $ 1,169    $   889
                             ========   ========   ========   ========


   SUPPLEMENTAL FINANCIAL DATA

   Operating income before depreciation and amortization, defined as operating income plus depreciation and amortization and the amortization of cable distribution investments, eliminates the variable effect across all business segments of non-cash depreciation and amortization. Since operating income before depreciation and amortization is a non-GAAP measure it should be considered in addition to, not as a substitute for, operating income, net income, cash flow and other measures of financial performance reported in accordance with GAAP. Operating income before depreciation and amortization does not reflect cash available to fund requirements, and the items excluded from operating income before depreciation and amortization, such as depreciation and amortization, are significant components in assessing the Company's financial performance. Management believes that operating income before depreciation and amortization is an appropriate measure for evaluating the operating performance of the Company's business segments. Operating income before depreciation and amortization, which is the information reported to and used by the Company's chief decision maker for the purpose of making decisions about the allocation of resources to segments and assessing their performance, provides management, investors and equity analysts a measure to analyze operating performance of each business segment and enterprise value against historical and competitors' data.
   The following table reconciles operating income before depreciation and amortization to the presentation of operating income.


                               3 Months Ended        6 Months Ended
                                 December 31,          December 31,
                               2003       2002       2003       2002
                             --------   --------   --------   --------
                                  $ Millions            $ Millions

Operating income             $   558    $   500    $ 1,169    $   889
Depreciation and amortization     44         45         86         92
Amortization of cable
 distribution investments         32         32         63         63
                             --------   --------   --------   --------
Operating income before
 depreciation and
 amortization                $   634    $   577    $ 1,318    $ 1,044
                             ========   ========   ========   ========


                    For the Three Months Ended December 31, 2003
                                    ($ Millions)
               -------------------------------------------------------
                                                           Operating
                                                             income
                                                             (loss)
                                            Amortization     before
                 Operating    Depreciation    of cable    depreciation
                   Income         and       distribution      and
                   (loss)     Amortization   investments  amortization
               ------------- ------------- ------------- -------------

Filmed
 Entertainment $       260   $        15   $         -   $       275
Television
 Stations              276            13             -           289
Television
 Broadcast
 Network              (133)            5             -          (128)
Cable Network
 Programming           155            11            32           198
               ------------- ------------- ------------- -------------
Consolidated
 Total         $       558   $        44   $        32   $       634
               ============= ============= ============= =============


SUPPLEMENTAL FINANCIAL DATA (continued)

                    For the Three Months Ended December 31, 2002
                                    ($ Millions)
               -------------------------------------------------------
                                                           Operating
                                                             income
                                                             (loss)
                                            Amortization     before
                 Operating    Depreciation    of cable    depreciation
                   Income         and       distribution      and
                   (loss)     Amortization   investments  amortization
               ------------- ------------- ------------- -------------

Filmed
 Entertainment $       260   $        14   $         -   $       274
Television
 Stations              305            15             -           320
Television
 Broadcast
 Network              (154)            5             -          (149)
Cable Network
 Programming            89            11            32           132
               ------------- ------------- ------------- -------------
Consolidated
 Total         $       500   $        45   $        32   $       577
               ============= ============= ============= =============


                     For the Six Months Ended December 31, 2003
                                    ($ Millions)
               -------------------------------------------------------
                                                           Operating
                                                             income
                                                             (loss)
                                            Amortization     before
                 Operating    Depreciation    of cable    depreciation
                   Income         and       distribution      and
                   (loss)     Amortization   investments  amortization
               ------------- ------------- ------------- -------------

Filmed
 Entertainment $       593   $        27   $         -   $       620
Television
 Stations              497            29             -           526
Television
 Broadcast
 Network              (178)            9             -          (169)
Cable Network
 Programming           257            21            63           341
               ------------- ------------- ------------- -------------
Consolidated
 Total         $     1,169   $        86   $        63   $     1,318
               ============= ============= ============= =============


                     For the Six Months Ended December 31, 2002
                                    ($ Millions)
               -------------------------------------------------------
                                                           Operating
                                                             income
                                                             (loss)
                                            Amortization     before
                 Operating    Depreciation    of cable    depreciation
                   Income         and       distribution      and
                   (loss)     Amortization   investments  amortization
               ------------- ------------- ------------- -------------


Filmed
 Entertainment $       365   $        27   $         -   $       392
Television
 Stations              514            30             -           544
Television
 Broadcast
 Network              (162)           10             -          (152)
Cable Network
 Programming           172            25            63           260
               ------------- ------------- ------------- -------------
Consolidated
 Total         $       889   $        92   $        63   $     1,044
               ============= ============= ============= =============

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 11, 2004
                                                  FOX ENTERTAINMENT GROUP, INC.



                                                     By:  /s/ Lawrence A. Jacobs
                                                          ______________________
                                                          Lawrence A. Jacobs
                                                          Senior Vice President